UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2015

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200 - 10703 - 181 Street NW, Edmonton, Alberta Canada	T5S 1N3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 21, 2015, Mr. George Alexis and Mr. Stephen Mills were appointed as directors of our board of directors.

George Alexis, ChE, P Eng, has over 15 years of experience in process engineering, systems engineering, and management across a range of industries. Since September 2015 he has served as Executive Vice President, and Edison Power Company, where he oversees the engineering department. From May 2009 to date, he has also served as President of ECO NRG Systems, a British Columbia firm founded by Mr. Alexis which provides industrial wastewater treatment solutions. Prior to 2009 Mr. Alexis worked as a manager and engineer over a period of 9 years in a variety of industries including industrial machinery, paper manufacturing, and environmental services. He is 38 years of age, and holds a Bachelors of Science (2001) from West Virginia University.

Stephen Mills is an engineer with over 20 years of executive and entrepreneurial experience. He is a director and co-founder (2014) of The Forward Working Group Ltd. a UK based developer and manufacturer of patented Graphene and Graphite based plastics, conductive inks and paints, among other products. Since 2004 he has worked primarily as an independent consultant, business owner and investor. Mr. Mills holds a Foundation Degree (1985) from Open University in Milton Keynes, UK. He is 57 years of age. We nominated Mr. Mills to our board of directors due to his expertise in management, sales, and technical project development.

Our new director George Alexis is the son-in-law of our director Lorne Mark Roseborough. There are no other family relationships among George Alexis, Stephen Mills, and any of our directors or officers. The appointment of the new directors increases the number of directors sitting on the board to nine. We have not entered into any agreement with Mr. Alexis or Mr. Mills regarding their services as directors on our board of directors.

In consideration of the appointment and services of Steven Mills as a director of the Board of Directors, we have agreed to issue to Mr. Mills 500,000 of our common shares. We issued the 500,000 common one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Finder's fee agreement with Edison Power Company

On December 14, 2015 we entered into a Finder's Fee Agreement with Edison Power Company pursuant to which we have engaged Edison on a non-exclusive basis to identify and introduce technology, investors, partners, underwriters, joint venture partners, new business opportunities, projects, lenders and/or loan guarantors to our company. On December 15, 2015 we issued 28,000,000 of our common shares to Edison Power Company pursuant to the Finder's Fee Agreement, which amount includes 3,000,000 common shares for the introduction of our recently appointed director Robert Murray-Smith, 2,000,000 shares in consideration of our joint venture with Nanotech Energy Inc., and 15,000,000 for the contribution by Edison Power Company and its IP and domain name to our portfolio.

We issued the 28,000,000 common shares to one (1) accredited investor in reliance on Rule 504 of Regulation D of the Securities Act of 1933, as amended.

Share issuance to Robert Murray-Smith

Effective June 1, 2015, Robert Murray-Smith was appointed to the board of directors of the Company. On December 15, 2015 we issued 500,000 common shares to Mr. Murray-Smith in consideration of his appointment and services as a director of the board. We issued the 500,000 common one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: February 16, 2016	By:	/s/ Gary Monaghan
Gary Monaghan
Chief Executive Officer & Director